Exhibit 99.1

INVESTMENT AGREEMENT

BY AND BETWEEN

INTEGRATED CAPITAL PARTNERS, INC.

AND

IUCSS, INC.

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT made as of, and effective, on this 3rd day of January, 2011 by and between IUCSS, Inc., a Nevada corporation (the “Company”) and Integrated Capital Partners, Inc., a Nevada corporation, (the “Investor” or “ICPI”, and together with the Company each a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS, IUCSS is a corporation organized and existing under the laws of the State of Nevada which sells and distributes health and fitness related products; and

WHEREAS, the Investor desires to invest a minimum sum of $250,000, and up to a maximum sum of $500,000, as set forth herein, (the “Investment”) into IUCSS;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	The Investment.

The Investors shall tender, by bank check, cashier’s check or wire transfer, the Investment, in one or more installments, to IUCSS for the acquisition of Series A Convertible Preferred Stock of IUCSS on the terms and conditions as set forth in the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate”) which is attached as Exhibit A.  IUCSS warrants and represents that it will file the Certificate with the Secretary of State of the State of Nevada and make any changes to the Company’s Articles of Incorporation which may be required to give full force and effect to this Agreement.

The use of the Investment shall be restricted so as to be utilized only for the betterment of IUCSS and for the furtherance of the business and the financial improvement of IUCSS and shall be made as follows: (i) $50,000 within ten (10) days of the date of this Agreement, but in no event later than January 15, 2011; (ii) $50,000 within thirty (30) days of the first installment, but in no event later than February 15, 2011; (iii) $50,000 upon IUCSS filing a Form S-1 Registration Statement with the Securities and Exchange Commission; (iv) $100,000 upon the Form S-1 Registration Statement becoming effective; and (v) at the sole option and discretion of ICPI, Investor may within ten (10) days of the Form S-1 Registration Statement becoming effective, purchase up to $250,000 of additional Series A Convertible Preferred Stock.  IUCSS warrants and represents that upon each Investment made by ICPI, IUCSS will cause to have issued the appropriate number of shares of the Series A Convertible Preferred Stock of IUCSS in accordance with the Certificate.

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2.	Common Stock Warrant.

As further consideration for the Investor making the Investment as set forth herein, simultaneous with the ICPI tendering any portion of the Investment, and IUCSS issuing the appropriate number of shares of Series A Convertible Preferred Stock, IUCSS will issue to ICPI a Common Stock Warrant, in substantially the same form as set forth in the Common Stock Warrant (the “Warrant”) attached hereto as Exhibit B, wherein ICPI shall have the right to acquire one share of common stock for each share of Series A Convertible Preferred Stock acquired hereunder in accordance with the terms of the Certificate and Warrant.
3.	Representations of Investor.

The Investor represents as follows:

(a) That the Investor has had the opportunity to review all relevant material of IUCSS to the satisfaction of the Investor and that the Investor is not relying upon the verbal representation made by any officer, employee or agent of IUCSS; and

(b) That the Investor is an accredited investor as defined by SEC Rule 501 and have sufficient net worth and/or income to be able to bear the economic risk of such an investment; and

(c) That the Investor has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of such an investment or have access to advisors, consultants or other counsel who have such knowledge; and

(d) That the Investor has determined that the Investment is a suitable investment for them and meets its investment objectives and financial needs, and that the Investor has adequate means for providing for current financial needs and contingencies and has no need for liquidity if the Investment is rendered worthless; and

(e) That the Investor recognizes IUCSS is a startup company and that the Investment is highly speculative and involves a high degree of risk, including the possible insolvency of IUCSS.

(f) That the Investor will execute a Subscription Agreement, in substantially the same form as set forth on Exhibit C, for each portion of the Investment and that IUCSS may rely upon any representations made in any Subscription Agreement.

4.	No Right to Demand Return of Investment / Retirement of Investment.

The Investor acknowledges that it has no right to demand a return of the Investment and the entire Investment is subject to risk of loss.

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5.	Insolvency.

The Investor acknowledges that in the event of the insolvency of IUCSS, including without limitation of any bankruptcy filing or assignment for the benefit of creditors, the Investment is in the form of equity and shall be subordinate to the claims of all creditors of IUCSS.

6.	Partial Invalidity.

The invalidity of any portion of this Agreement shall not be deemed to render the remainder of this Agreement invalid.

7.	Entire Agreement.

This Agreement, and the Exhibits attached hereto, contain the entire agreement among the Parties with respect to subject matter hereof, and this Agreement can be amended only by an instrument in writing signed by the Parties hereto.

8.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

9.	Dispute Resolution.

The Parties agree that should any dispute arise under this Agreement that the Parties will submit such dispute to binding arbitration to be administered by the New Jersey office of the American Arbitration Association and in accordance with the American Arbitration Association’s General Commercial Rules.

10.	Signatures.

The Parties agree that this Agreement shall be signed in duplicate and may be signed in counterparts and that such counterparts, when taken together shall constitute one and the same agreement.  The Parties further agree that facsimile signatures and signatures delivered by electronic means shall have the same force and effect as originals thereof.

11.	Additional Documents.

Simultaneous with the execution of this Agreement, IUCSS will provide the Investor with a corporate resolution authorizing the execution and performance of Agreement.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands the day first written above.

INTEGRATED CAPITAL PARTNERS, INC.

James M. Farinella / President

IUCSS, INC.

David M. Cunic / President

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EXHIBIT A

IUCSS, INC.

CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK

IUCSS, Inc., a Nevada corporation (the “Company”), acting pursuant to Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada, does hereby submit the following Certificate of Designation of Series A Convertible Preferred Stock (this “Certificate”).

FIRST:  The name of the Company is IUCSS, Inc.

SECOND:  By unanimous consent of the Board of Directors of the Company (the “Board of Directors”), the following resolutions were duly adopted:

WHEREAS the Articles of Incorporation of the Company (as amended and restated, the “Articles of Incorporation”) authorizes Preferred Stock consisting of 20,000,000 shares, par value $0.001 per share, issuable from time to time in one or more series;

WHEREAS the Board of Directors is authorized, subject to limitations prescribed by law and by the provisions of the Company’s Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that pursuant to the Articles of Incorporation there is hereby established a new series of 10,000,000 shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) to have the designation, rights, preferences, powers, restrictions and limitations set forth in a supplement of the Company’s Articles of Incorporation as follows:

Section 1.  Designation and Number of Shares; Defined Terms.

(a)           Designation.  The series will be known as the “Series A Convertible Preferred Stock” and will be a Series A consisting of 10,000,000 shares of the authorized but unissued preferred stock of the Company.  The face amount of each share of Series A Preferred Stock shall be ($0.001) (the “Stated Value”)

 (b)           Defined Terms.  When used herein, the terms below shall have the respective meanings indicated:

“Capital Stock” means the capital stock of the Company, including, without limitation, the Series A Preferred Stock.

“Change of Control” means the existence, occurrence, public announcement or entering into an agreement contemplating of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company to any Person, (b) the sale, conveyance or disposition of all or substantially all of the assets of any Company Subsidiary to a Person other than the Company or another Company Subsidiary; (c) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the equity or voting power of the Company is disposed of; (d) the effectuation of a transaction or series of transactions in which any of the equity or voting power of any Company Subsidiary is disposed to a Person other than the Company or another Company Subsidiary; (e) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (f) the consolidation, merger or other business combination of any Company Subsidiary with or into any other entity other than the Company or another Company Subsidiary; (g) a transaction or series of transactions in which any Person or group (other than pursuant to an agreement between current affiliates of the Company) acquires more than fifty percent (50%) of the equity or voting power of the Company; (h) a transaction or series of transactions in which any Person or group (other than the Company or a Company Subsidiary) acquires any of the voting equity of a Company Subsidiary; and (i) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors.

“Continuing Director” means, at any date, a member of the Board of Directors (i) who was a member of such board on the effective date of this Certificate or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

“Conversion Rate” means, at any date, each share Series A Preferred Stock shall be convertible into 10 shares of the Company’s Common Stock, as appropriately adjusted for stock splits, stock dividends and similar events.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” means IUCSS, Inc., a Nevada corporation, and its successors and permitted assigns.

“Default Interest Rate” means the lower of eighteen (18%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

“Delivery Default Amount” means, with respect to a Delivery Default of (i) Dividend Shares, the aggregate Liquidation Preference of the Dividend Shares subject to such Delivery Default as of the date on which such Dividend Shares were required to be delivered; and (ii) Maturity Shares or Conversion Shares, the product of (x) the number of the Maturity Shares or Conversion Shares, as the case may be, subject to such Delivery Default multiplied by (y) the VWAP as of the date on which such Maturity Shares or Conversion Shares were required to be delivered.

“Excluded Stock” shall mean:  (i) the Series A Preferred Stock; (ii) all Deliverable Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) securities issued to employees, consultants, officers, directors or other advisors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; and (v) securities issued to leasing companies, landlords and other providers of goods and services to the Company and approved by the Board of Directors.

“Holder” means any Person that holds any Shares.

“Liquidation Event” means where (i) the Company or any Company Subsidiary shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or the Company or any Company Subsidiary shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or (ii) there shall be commenced against the Company or any Company Subsidiary any action or proceeding of the nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its property, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is initiated the dissolution or other winding up of the Company or any material Company Subsidiary, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (iv) there is initiated any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Company Subsidiary.

“Series A Preferred Stock” has the meaning specified in the recitals of this Certificate.

“Shares” means shares of Series A Preferred Stock.

“Stated Value” has the meaning specified in Section 1(a).

“VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company.  If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation (reasonably acceptable to the Holders of not less than two-thirds of the Shares then outstanding), and shall cause such investment banking firm to perform such determination and notify the Company and the Holders of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction during such period.

(e)           Usage.  All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Certificate refer to this Certificate as a whole and not to any particular provision of this Certificate.

Section 2.  Dividends.

(a)           Dividend Rate.  Dividends (the “Dividends”) shall accrue on the Stated Value of each Share at an annual rate equal to five percent (5%), computed on the basis of a 360-day year (consisting of 12 months of 30 days each) and calculated using the actual number of days elapsed since and including the date on which such Share was issued (the “Issue Date”) or the date on which Dividends were most recently paid, as the case may be.

(b)           Dividend Payment Date.  Each Holder shall be entitled to receive, in preference to the payment of dividends to any holders of the Company’s common stock or any other class or series of preferred stock (collectively, the “Junior Stock”), the accrued and unpaid Dividends for each Share held by such Holder on the last Business Day of each fiscal year of the Company (each, a “Dividend Payment Date”).

(c)           Payment of Dividend in Shares.  The Company shall pay all Dividends in kind with shares of the Company’s Series A Convertible Preferred Stock.  The number of Shares to be issuable to a Holder on a Dividend Payment Date shall be equal to the quotient 5% payable to such Holder on such Dividend Payment Date (the “Dividend Shares”).  On or before the fifth (5th) Business Day following a Dividend Payment Date (the “Dividend Share Delivery Date”), the Company must deliver to each Holder the Dividend Shares issuable to such Holder in accordance herewith.

Section 3.  Maturity Date.

(a)           Payment at Maturity.  All Shares shall mature on February 1, 2013 (the “Maturity Date”).  On the Maturity Date, the Company shall pay to each Holder the aggregate Liquidation Preference for such Holder’s Shares in accordance with this Section 3.

(b)           Payment in Shares of Common Stock.  The Company shall pay the amount due on the Maturity Date in kind with shares of Common Stock.  The number of shares of Common Stock to be issuable to a Holder on the Maturity Date (the “Maturity Shares”) shall be equal to the quotient of (x) the aggregate Liquidation Preference for such Holder’s Shares on the Maturity Date divided by (y) the Conversion Price in effect as of the Maturity Date.  On or before the third (3rd) Business Day following the Maturity Date (the “Maturity Share Delivery Date”), the Company must deliver to each Holder the Maturity Shares issuable to such Holder under this Section 3 in accordance with the provisions of Section 10.

Section 4.  Liquidation Preference.

(a)           Preference.  In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each Holder shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any Junior Stock, an amount (the “Liquidation Preference”) equal to (A) $1,000 per Share held by such Holder, plus (B) a further amount equal to any Dividends accrued but unpaid on such Shares.  If, upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the stockholders of the Company are insufficient to provide for the payment of the full aforesaid preferential amount, such assets as are so available shall be distributed among the Holders in proportion to the relative aggregate Liquidation Preferences of the Shares held by such Holders.  The Liquidation Preference set forth in this Section 4(a) shall be appropriately adjusted for any stock splits, stock combinations, stock dividends or similar recapitalizations.

(b)           Noncash Distributions.  If any of the assets of the Company are to be distributed other than in cash under this Section 4, then the Board of Directors shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Capital Stock.  The Company shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of Capital Stock of the appraiser’s valuation.

Section 5.  Covenants and Agreements.

(a)           Certain Affirmative Covenants of the Company.  The Company shall, and shall cause each Company Subsidiary to:

(i)           maintain its corporate existence in good standing;

(ii)           comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii)           comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iv)           provide each Holder with copies of all materials sent to its shareholders at the same time as such materials are delivered to such shareholders;

(v)           timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination (and otherwise make and keep public information available, as those terms are understood and defined in Rule 144);

(vi)           ensure that the Common Stock is at all times listed or quoted on the Nasdaq Bulletin Board, Nasdaq Global Market, the New York Stock Exchange, the American Stock Exchange, or such other exchange or quotation service (reasonably satisfactory to the Holders of not less than two-thirds of the Shares then outstanding;

(vii)           maintain commercially reasonable insurance coverage (including D&O insurance) for each of the Company and Company Subsidiaries; and

(viii)                      obtain Stockholder Cap Approval in accordance with the terms of the Securities Purchase Agreement, if such is needed.

(b)           Certain Negative Covenants of the Company.  The Company shall not, and shall cause each Company Subsidiary not to:

(i)           enter into any transaction or arrangement with any Affiliate, employee, officer, director or shareholder of the Company or Company Subsidiary, unless such transaction is effectuated on an arms’ length basis and approved by the independent directors of the Company or such Company Subsidiary, as the case may be;

(ii)           incur (or permit to exist) any Debt (other than Permitted Debt);

(iii)           grant, establish or maintain any Lien on any of its Property other than Permitted Liens;

(iv)           make any Restricted Payments other than Restricted Payments made by a Company Subsidiary to the Company;

(v)           make any offers or sales of any security or solicit any offers to buy any security, which will be integrated with the sale of the Securities in a manner which would require the registration of any of the Securities under the Securities Act or require stockholder approval under the rules and regulations of the Principal Market;

(vi)           dispose of all or any part of its Property unless (i) such disposition is in the ordinary course of business and for fair market value, and (ii) such Property is not material to the Company’s or any Company Subsidiary’s business, operations or financial condition or performance; or

(vii)           consent to or implement any termination, amendment, modification, supplement or waiver of the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any Company Subsidiary which could reasonably be expected to adversely affect the rights of any Holder under the Transaction Documents.

Section 6.   Redemption.

(a)            Redemption Event.  Each Holder shall have the right to require the Company to redeem all or any portion of the Shares held by such Holder (a “Redemption”) in the common stock of the Company upon the occurrence of any of the following events (each, a “Redemption Event”):

(i)           any representation or warranty of the Company set forth in the Securities Purchase Agreement was not true and correct in all material respects as of the date when made;

(ii)           the Company fails at any time to comply with or perform in all material respects all of the agreements, obligations, covenants and conditions set forth in Section 5 or any other provision of this Certificate that are required to be complied with or performed by it, and such failure is not cured within five (5) Business Days from the date on which a Holder delivers written notice thereof to the Company; or

(iii)           a Change of Control.

(b)            Redemption Price.  The amount payable upon a Redemption (the “Redemption Price”) shall be equal to the greater of (i) the aggregate Liquidation Preference for the Shares being redeemed as of the Mandatory Redemption Date and (ii) the aggregate number of shares of the Company’s common stock to be issued in accordance with the conversion rates set forth herein.

(c)           Payment of Redemption Price.  The Company shall issue the required common stock of the Company on or prior to the fifth (5th) Business Day following the date on which such Holder delivers written notice (the “Redemption Notice”) to the Company demanding the redemption of such Holder’s Shares pursuant to this Section 6 and specifying the number of Shares to be redeemed (such fifth (5th) Business Day being referred to herein as the “Redemption Date”).  If the Company fails to to issue the required shares of the Company’s common stock to a Holder on or before the Redemption Date, such Holder shall be entitled to interest thereon, in the form of additional shares of the Company’s common stock, from and after the Redemption Payment Date until the Redemption Price has been paid in full, at an annual rate as set forth in any Securities Purchase Agreement executed in conjunction with the issuance of the Shares..

Section 7.  Early Redemption.

For the avoidance of doubt, the Company shall not have the right to redeem any Shares prior to the Maturity Date

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Section 8.  Conversion.  The Series A Preferred Stock shall be convertible into Common Stock as follows:

(a)           Right to Convert; Number of Conversion Shares.  Each Holder shall have the right to convert, at any time and from time to time, all or any part of the Shares held by such Holder into such number of fully paid and non-assessable shares (the “Conversion Shares”) of Common Stock as is determined in accordance with the terms hereof (a “Conversion”).  The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

(b)           Conversion Notice.  In order to convert Shares, a Holder shall send to the Company by facsimile transmission, at any time prior to 5:00 p.m., New York City time, on the date on which such Holder wishes to effect such Conversion (the “Conversion Date”), a notice of conversion (a “Conversion Notice”) stating the number of Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Conversion.  Such Holder shall thereafter send the certificate or certificates representing the Shares being converted to the Company.  The Company shall issue a new certificate for Shares to such Holder in the event that less than all of the Shares represented by a certificate are converted; provided, however, that the failure of the Company to deliver such new certificate shall not affect the right of such Holder to submit a further Conversion Notice with respect to such Shares and, in any such case, such Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice.  Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates.  In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to Section 9), the Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in Section 10 and shall submit the disputed calculations to its independent accountant within two (2) Business Days of receipt of such Holder’s Conversion Notice.  The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than five (5) Business Days following the Company’s receipt of such Holder’s Conversion Notice.  Such accountant’s calculation shall be deemed conclusive absent manifest error.  The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c)           Delivery of Conversion Shares.  Upon receipt of a fax copy of a Conversion Notice from a Holder, the Company shall, no later than the close of business on the fifth (5th) Business Day following the Conversion Date set forth in such Conversion Notice (the “Conversion Delivery Date”), issue and deliver or caused to be delivered to such Holder the number of Conversion Shares determined pursuant to Section 8(a); provided, however, that any Conversion Shares that are the subject of the dispute procedure described in Section 8(b) shall be delivered no later than the close of business on the fifth (5th) Business Day following the determination made pursuant thereto.  The Company must deliver to each Holder the Conversion Shares issuable to such Holder under this Section 8 in accordance with the provisions of Section 10.

Section 9.  Adjustment of Conversion Price.  The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(a)           Stock Splits and Stock Dividends.  If the number of shares of Common Stock outstanding at any time after the date hereof is increased by (i) a stock dividend payable in (x) shares of Common Stock (other than dividends payable pursuant to the Series A Preferred Stock), or (y) options to purchase or rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock, or (ii) a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(b)           Reverse Stock Splits and Stock Combinations.  If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, there shall be no effect on the Conversion Price.

(c)           Distributions.  In case the Company shall declare a cash dividend upon its Common Stock or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in such case, each Holder shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such Holder’s Shares are then convertible at the Conversion Price in effect on the record date for such distribution.

(d)           Capital Reorganization.  In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all of the properties and assets of the Company as an entirety to any other Person, the Shares shall, if such event is not deemed a liquidation for purposes of Section 4, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such Holder had converted its Shares into Common Stock.  The provisions of this Section 9(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.  The provisions of this Section 9(d) shall not affect the Holders right to effect a Mandatory Redemption if any of the transactions described in this Section 9(d) also constitute a Mandatory Redemption Event

(e)           Minimal Adjustments.  No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price.  All calculations under this Section 9 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect for the Series A Preferred Stock held, and (iii) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

(g)           Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each Holder at least ten (10) Business Days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

Section 10.  Delivery of Shares.  The provisions of this Section 10 shall apply to all deliveries of Dividend Shares, Maturity Shares and Conversion Shares (collectively, the “Deliverable Shares”):

(a)           Method of Delivery.  The Company or its designated transfer agent (the “Transfer Agent”) shall effect all deliveries of Deliverable Shares required to be delivered to a Holder by issuing and delivering such Deliverable Shares to the Depository Trust Company (“DTC”) account on such Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”).  Notwithstanding the foregoing, the delivery of (i) all Dividend Shares, (ii) any other Deliverable Shares to the extent such Deliverable Shares are restricted and may not be delivered in accordance with the preceding sentence, and (iii) any other Deliverable Shares to the extent such Holder requests in writing, shall be effected by delivering to such Holder or its nominee physical certificates representing such Deliverable Shares no later than the close of business on the date on which such Deliverable Shares are due.  Deliverable Shares delivered to a Holder shall not contain any restrictive legend as long as the resale of such Deliverable Shares (x) has been or will be made (as certified in writing by such Holder to the Company) pursuant to an effective registration statement, (y) has been made pursuant to Rule 144 under the Securities Act, or (z) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

(b)           Failure to Deliver.

(i)           In the event that, for any reason, a Holder has not timely received the number of Deliverable Shares required to be delivered to such Holder, or the Deliverable Shares so delivered contain a restrictive legend in spite of such Holder complying with the requirements described in clause (x), (y) or (z) of Section 10(a), on or before the delivery date for such Deliverable Shares (a “Delivery Default”, and the date on which such delivery was required to be made, the “Delivery Default Date”), the Company shall pay to such Holder payments (“Delivery Default Payments”) in the amount of (A) (N/360) multiplied by (B) the applicable Delivery Default Amount multiplied by (C) the Default Interest Rate, where “N” equals the number of days elapsed between the date on which such Deliverable Shares were to be delivered (or date on which the restrictive legend was to be removed from such Deliverable Shares) and the date on which such Delivery Default has been cured.  Amounts payable pursuant to the preceding sentence shall be paid to the Holder in immediately available funds on or before the second (2nd) Business Day following written notice from such Holder to the Company specifying the amount owed to it by the Company.

(ii)           In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company’s failure to issue and deliver Deliverable Shares on the applicable delivery date, including, without limitation, damages relating to any purchase of shares of Common Stock by or on behalf of such Holder in order to make delivery on a sale lawfully effected in anticipation of receiving Deliverable Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount received by such Holder upon the sale of such Deliverable Shares (or in the case of Dividend Shares, the aggregate amount received by such Holder upon the conversion of such Dividend Shares and subsequent sale of the Conversion Shares), and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

(c)           Fractional Shares.  No fractional Deliverable Shares shall be issued upon conversion of the Series A Preferred Stock.  Any fractional share shall be rounded up to the next whole share.

Section 11.  Reservation of Deliverable Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred Stock and shares of Common Stock solely for the purpose of effecting the delivery of the Deliverable Shares as shall from time to time be sufficient to effect all of the delivery requirements under this Certificate, and if at any time the number of authorized but unissued shares of Series A Preferred Stock or shares of Common Stock shall not be sufficient to effect any of the delivery requirements under this Certificate, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A Preferred Stock or shares of Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose.

Section 12.  Voting Rights; Protective Provisions; Waivers.

(a)           Voting Rights.  Each Share shall have the same voting rights as the shares of Common Stock into which it may be converted determined in accordance with  the Conversion Price then in effect. The Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders) in the same manner as notification sent to holders of Common Stock.

(b)           Protective Provisions. So long as any Shares are outstanding, the Company shall not, without first obtaining  the approval of the Holders of not less than two-thirds of the Shares then outstanding:

(i)           alter, change, modify or amend (x) the terms of the Series A Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series A Preferred Stock;

(ii)           create or issue any new class or series of capital stock, or increase the authorized number of any existing class or series of capital stock, in either such case having a preference over or ranking pari passu with the Series A Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

(iii)           increase the authorized number of shares of Series A Preferred Stock;

(iv)           re-issue any Shares which have been converted or redeemed in accordance with the terms hereof; or

(v)           issue any Shares except pursuant to the terms of this Certificate.

In the event that (x) the Holders of not less than two-thirds of the Shares then outstanding agree to allow the Company to alter or change the rights, preferences or privileges of the Series A Preferred Stock pursuant to the terms hereof, no such change shall be effective to the extent that, by its terms, it applies to less than all of the Shares then outstanding.

(c)           Waivers.  Any waiver or consent under this Certificate shall be in writing and be binding only upon the specific Person giving such waiver or consent and limited to the specific instance and purpose for which such waiver or consent was given.

Section 13.  Notices.  Any notice required by the provisions of this Certificate to be given to a Holder shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to such Holder of record at such Holder’s latest address appearing on the books of the Company or at such other address provided by such Holder to the Company in writing.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President and attested to by its Secretary this ____ day of _________ 2011.

IUCSS, INC.

By:          /s/ David Cunic
Name: David Cunic
Title:  Chief Executive Officer

ATTEST:

By:          /s/ Gina Morreale
Name:  Gina Morreale
Title:  Secretary

EXHIBIT B

COMMON STOCK WARRANT

IUCSS, INC.

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER OR OTHER DISPOSITION OF SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

        Right to Purchase up to ________
Shares of Class A Common Stock

IUCSS, Inc., a Nevada corporation (the "Company") hereby certified that, for value received, Integrated Capital Partners, Inc. ("ICPI"), a Nevada corporation, is entitled, on the terms set forth below, to purchase from the Company at any time during the period commencing on the date upon which IUCSS, Inc.’s Form S-1 Registration Statement becomes effective (the "Exercisability Date") and, subject to the provisions of Section 1 below, ending at 5:00 p.m., Eastern Standard time, on three (3) anniversary of the Exercisability Date, ________ (__________) fully paid and non-assessable shares of the common stock, par value $0.001 per share (the "Warrant Shares"), of the Company, at a price of $0.05 per share, subject to adjustments as provided below (the "Purchase Price"). As used herein, the term "Stock" shall mean the Company's presently authorized common stock or any stock into or for which such common stock may hereafter be converted or exchanged prior to or concurrent with the exercise of this Warrant.

1.
Expiration. This Warrant shall expire upon the first to occur of the following: (i) 5:00 p.m., Eastern Standard time, on the three (3) anniversary of the Exercisability Date; and (ii) the sale of all or substantially all of the assets of the Company or an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization or series of related transactions in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the surviving corporation, the surviving entity or the entity that controls such surviving entity (such sale of assets or acquisition, a "Merger or Consolidation").

2.	Exercise of Warrant.

(a) Exercisability of the Warrant. This Warrant will become exercisable on the Exercisability Date.
(b) Full Exercise. This Warrant may be exercised by the Holder at any time during the period commencing on the Exercisability Date and ending upon its expiration for the full number of Warrant Shares by surrendering this Warrant and the Notice of Exercise attached hereto as Exhibit A properly endorsed to the Company's principal office, accompanied by payment in cash, by check or by wire transfer in an amount equal to the product of the Purchase Price and the number of Warrant Shares indicated on the face of this Warrant.
(c) Partial Exercise. This Warrant may be exercised by the Holder at any time during the period commencing on the Exercisability Date and ending upon its expiration for any portion  of Warrant Shares, but in blocks of at least 100,000 Warrant Shares, by surrendering this Warrant and the Notice of Exercise attached hereto as Exhibit A, indicating the number of Warrant Shares being exercised, properly endorsed to the Company's principal office, accompanied by payment in cash, by check or by wire transfer in an amount equal to the product of the Purchase Price and the number of Warrant Shares indicated on the Notice of Exercise.  In the event of a partial exercise as set forth herein, the Company shall issue a new Warrant for the remaining Warrant Shares not yet exercised.
(d) Taxes. The Company will not be required to pay any tax imposed in connection with any transfer involved in the issuance of a Warrant or a certificate for shares of Stock in any name other than that of the original holder hereof, and in such case, the Company will not be required to issue or deliver any stock certificate or warrant until such tax is paid.

3.	Representations and Covenants of the Holder. This Warrant has been issued by the Company in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose. The Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Holder understands (i) that the Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 3.
(c) Disposition of Holder's Rights. The Stock issuable upon exercise of this Warrant is non-transferable, except in accordance with the terms of this provision. Notwithstanding the foregoing, the restrictions imposed upon the transferability of shares of the Stock shall terminate as to any particular share of Stock when (1) the transfer of such security shall have been effectively registered under the Act and transferred by the Holder thereof in accordance with such registration, or (2) such security shall have been sold without registration in compliance with Rule 144 under the Act or (3) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the Stock issuable upon exercise of this Warrant may be sold pursuant to Rule 144(k), the restrictions imposed herein shall terminate, the Holder or holder of a share of Stock issued upon exercise of this Warrant as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Stock not bearing any restrictive legend.
(d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e) Risk of No Registration. The Holder understands that if a registration statement covering the transfer of the Stock under the Act is not in effect when it desires to sell the Stock issuable upon exercise of this Warrant, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of Stock issuable upon exercise of this Warrant which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

4.
Delivery of Stock Certificates on Exercise. Promptly after the exercise of this Warrant and the payment of the Purchase Price pursuant to Section 2(b) or after the net exercise of this Warrant pursuant to Section 2(c), the Company will issue to the Holder or upon the order of the Holder hereof, a certificate or certificates for the number of whole shares of Stock to which the Holder is entitled; provided, however, that (i) the Holder shall have furnished to the Company at the time of such exercise a signed Investment Representation Statement and (ii) the Company will place on each certificate the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.”

Furthermore, the Company will place on each certificate any legend required by any applicable state blue sky law.

5.
Adjustment for Dividends in Other Stock or Property; Reclassifications. The Purchase Price and the number and type of Warrant Shares and/or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, any corporate reorganization other than as provided in Section 1 hereof or other similar event affecting the number or character of outstanding Warrant Shares, so that the number and type of securities and/or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of Warrant Shares subject hereto at the time of such event, had such Warrant Shares then been outstanding.

6.
Certificate as to Adjustments. In each case of an adjustment in the Purchase Price or in the shares of Stock or other stock, securities or property receivable on the exercise of the Warrant, the Company, at its expense, will compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which the adjustment is based. The Company will mail a copy of each such certificate to the Holder of the Warrant outstanding at that time.

7.
Notices of Record Date. In case (i) the Company takes a record of the holders of its Stock (or other stock or securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for any purchase any shares of stock of any class or any other securities; or (ii) of any capital reorganization of the Company, any reclassification of the common stock of the Company, any consolidation or merger of the Company with or into another corporation, including, without limitation, any Merger or Consolidation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or (iii) of any voluntary dissolution, liquidation or winding-up on the Company; then, in each such case. The Company will mail or cause to be mailed to each Holder of a Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and time, if any is to be fixed as of which the holders of record of Stock (or such other stock or securities at the time receivable upon the exercise of the Warrant) will be entitled to exchange their shares of Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, and in the case of a reorganization, consolidation, merger or conveyance, the fair market value of such securities or other property as determined by the Board of Directors of the Company. Such notice shall be mailed at least ten (10) days prior to the date specified therein; provided, however, that in the event of a Merger or Consolidation the Company shall use its best efforts to provide such notice in accordance with Section 11 below at least twenty-one (21) days prior to the closing date of such Merger or Consolidation and, in any event, shall provide such notice in accordance with Section 11 below at least fifteen (15) days prior to such closing date.

8.
Reservation of Stock Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all such shares of Stock and other stock, or such other stock, securities and property as from time to time are receivable upon the exercise of the Warrant.

9.
Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation thereof, the Company at its expense, will issue a replacement warrant in substantially identical form to this Warrant.

10.
Notices. Any notices, demand, offer, request or other communication required or permitted to be given by either the Company or a Holder (collectively, a "Notice") pursuant to the terms of this Agreement, if delivered to the Holder, shall be sent to the following address:

Integrated Capital Partners, Inc.
784 Morris Turnpike, Suite 334
Short Hills, New Jersey 07078

Attn: James Farinella

or at such other addresses provided to the Company or such other address as a party may request by notifying the other in writing. Any notice shall be delivered in writing. Any such Notice shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service and (v) three (3) days after being deposited in the U.S. mail, First Class with postage prepaid.

11.
Change; Waiver. Neither this warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12.
No Fractional Shares or Script. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make cash payment therefore upon the basis of the Purchase Price then in effect.

13.	No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant.

14.	Headings. The headings in this Warrant are for purposes of reference only and shall not be deemed to constitute a part hereof.

15.	Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

16.	Governing Law. This Warrant is delivered in the State of New Jersey and shall be construed in accordance with and governed by the laws of such state.

17.
Confidentiality; No Public Disclosure. The terms and conditions of this Warrant are confidential. Neither party shall make any public disclosure concerning the terms and conditions of this Warrant without the prior written consent of the other party, except as required by the rules and regulations of the Securities and Exchange Commission, the OTCBB or any other applicable stock exchanges.

Dated:	IUCSS, INC.

Signature of Authorized Signatory

David M. Cunic / President
Print Name and Title

Agreed and Accepted:	INTEGRATED CAPITAL PARTNERS, INC.

Signature of Authorized Signatory

James Farinella / President
Print Name and Title

EXHIBIT A

NOTICE OF EXERCISE

TO: IUCSS, INC.

1.     The undersigned hereby elects to purchase __________ shares (minimum blocks of 100,000 shares) of Common Stock of IUCSS, Inc. pursuant to the terms of the attached Warrant.

2.     Exercise (Please initial the blank):

The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.     Please issue a certificate, or certificates representing said shares of stock, in the name of the undersigned or in such other name as are specified below

(Name)

(Address)

4. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto.

Name of Warrant Holder

Signature of Authorized Signatory

Print Name and Title

EXHIBIT C

STOCK SUBSCRIPTION AGREEMENT

This Stock Subscription Agreement (the “Agreement”) is entered into this _____ day of ______  _____ by and between Integrated Capital Partners, Inc. (the “Subscriber”), a Nevada corporation, having an address at 784 Morris Avenue, Suite 334, Short Hills, New Jersey  07078,  who hereby offers to subscribe for ________ shares of Series A Preferred Stock (the Shares) of IUCSS Inc., a Nevada corporation, having an address at 15A Saddle Road, Cedar Knolls, New Jersey 07927 (the Company) at the price of $0.05 per Share.

By execution of this Subscription Agreement, the undersigned hereby acknowledges that the undersigned understands that the Company is relying upon the accuracy and completeness hereof in complying with its obligations under applicable federal and state securities laws.  The undersigned further acknowledges and certifies that the undersigned has reviewed all of the operative documents of the Company, including the Certificate of Designations for the Series A Convertible Preferred Stock, and that the undersigned is familiar with the terms and provisions thereof.

1. Representations, Warranties and Agreements.

The undersigned hereby represents and warrants to, and agrees with, the Company, as follows:

a.	That the undersigned is aware of the following:

1.
The Shares are speculative investments which involve a substantial degree of risk of loss by the undersigned of the undersigned’s entire investment in the Company and that the undersigned takes full cognizance of the risk factors related to the purchase of the Shares;

2.
There are significant restrictions on the transferability of the Shares; the Shares will not be, and the investors will have no rights to require the Shares be, registered under the Securities Act of 1933 (the Act) or any state securities laws, and accordingly, it may not be possible for the undersigned to liquidate the undersigned’s investment in the Company;

3.	No federal or state agency has made any findings as to the fairness of the terms of this offering;
4.
Any projections or predictions that may have been made available to the investor are based on estimates, assumptions, and forecasts which may prove to be incorrect, and no assurance is given that actual results will correspond with the results contemplated;

5.	That the undersigned is financially responsible, is anAAccredited Investor as defined in Rule 501(a) of Regulation D of the Act, or is otherwise a sophisticated and knowledgeable investor;
6.
The documents, records and books pertaining to the investment in the Company, have been made available to the undersigned and/or the undersigned’s personal investment, tax and legal advisors, if such advisors were utilized by the undersigned;

7.
The undersigned is capable of bearing the high degree of economic risks and burdens associated with the undersigned’s investment in the Company, including, without limitation, the complete loss of the undersigned’s investment in the Company;

8.
That the offer to sell the Shares was communicated to the undersigned in such a fashion that the undersigned was able to ask questions and receive answers from the Company concerning the terms and conditions of this offer;

9.
The offer to sell the Shares was directly communicated to the Subscriber by the Company.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer; and

10.
That the Shares for which the undersigned hereby subscribes are being acquired solely for the undersigned’s account, for investment, and are not being purchased with the view of resale, distribution or subdivision thereof.

2. Conversion Rights.

a.
The Subscriber understands that the Company has no plans to register the Shares with the Securities and Exchange Commission or any State commission.  The Subscriber understands that he does have a right to convert the Shares into the common stock of the Company at the rates and conditions set forth in the Certificate of Designations for the Shares.  The Company does intend to file a Registration Statement on Form S-1 for the registration of the common stock into which the Shares may be converted.  There is however, no guaranty if, or when, that such Registration Statement may become effective and the Subscriber has not relied up any representation by the Company with regard to the Registration of and shares into which the Shares may be converted and further understands that the Subscriber may be forced to rely upon any exemption from Registration which may exist, including under Rule 144.

3. Restrictive Legends.

a.
Shares Legend.  The Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ENXNET, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

4. Indemnification.

a.
The undersigned shall indemnify, defend and hold harmless the Company, and any of its officers, director and/or agents who was, or is, a party, or who is threatened to be made a party to any threatened, contemplated or pending action or suit, whether civil, criminal, administrative or investigative, against any losses, liabilities or expenses (including reasonable attorney’s fees) incurred by such person by reason or arising out of any misrepresentation or misstatement of fact or omission contained in this Subscription Agreement

5. Certain Security Law Matters.

a.
The Shares will not be sold, assigned, transferred or pledged except upon satisfaction of the conditions set forth in this Subscription Agreement which are intended to ensure compliance with the provisions of the Act.  The undersigned will, unless a valid exemption otherwise exists, cause any proposed purchaser, assignee or transferee of the Shares held by the undersigned to agree to take and hold such securities subject to the provisions and conditions set forth in this Subscription Agreement.

6. Miscellaneous.

a.	All notices or other communications shall be in writing to the other party and sent by certified mail, return receipt requested, or overnight delivery by recognized carrier.

b.	This Subscription Agreement will be governed and construed in accordance with the laws of the State of New Jersey without regard for conflicts of laws principles.

c.
         This Subscription Agreement constitutes the entire agreement among the parties with regard to the subject matter hereof and supersedes any prior or contemporaneous understanding, representations, warranties or agreements (whether oral or written) and may be amended only by a writing executed by all parties.

[Signatures on next page]

IN WITNESS WHEREOF the parties have subscribed their names below this _____ day of ______    ______.

IUCSS, INC.

____________________________
David Cunic   / President & CEO

The SUBSCRIBER
INTEGRATED CAPITAL PARTNERS, INC.

By: _________________________
James M. Farinella / President